UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2020, Venus Concept, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors named therein (collectively, the “Investors”) pursuant to which the Company will issue and sell to the Investors an aggregate of 2,300,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), 660,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which is convertible into 6,600,000 shares of Common Stock (the “Conversion Shares”), and warrants (the “Warrants”) to purchase up to 6,675,000 shares of Common Stock (the “Warrant Shares”) with an exercise price of $3.50 per share (the “Private Placement”), subject to adjustments as provided under the terms of the Warrants. The Warrants have a five-year term and are exercisable beginning 181 days after their issue date. The Series A Preferred Stock will automatically convert into shares of Common Stock upon receipt of stockholder approval. The Series A Preferred Stock has no voting rights other than as required by law.

The closing of the Private Placement is subject to certain conditions and is expected to occur on or before March 20, 2020. The gross proceeds to the Company from the Private Placement are expected to be $22.25 million, before placement agent fees and other offering expenses. Proceeds from the Private Placement will be used to for general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Securities Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities issued by the Company pursuant to the Securities Purchase Agreement and to be issued upon conversion of the shares of Series A Preferred Stock and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws.

Pursuant to the terms of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is required, among other things, to file a shelf registration statement with respect to the Shares, the Conversion Shares and the Warrant Shares held by such Investors with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days following the closing of the Private Placement. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Securities Purchase Agreement, the Series A Preferred Stock, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Warrant and the Registration Rights Agreement, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Certificate of Designation for the Series A Preferred Stock filed herewith as Exhibit 3.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year

On March 18, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) creating a new series of authorized preferred stock of the Company designated as the “Series A Convertible Preferred Stock”. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

The number of shares of Series A Preferred Stock designated shall be up to 660,000. No dividends will be paid on the outstanding shares of Series A Preferred Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend its amended and restated certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-

up of the Company. Pursuant to the terms of the Certificate of Designation, the Company is not permitted to issue any shares of Common Stock upon conversion of the Series A Preferred Stock to the extent that the issuance of such shares of Common Stock would exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date of the initial issuance of the Series A Preferred Stock, unless the Company obtains shareholder approval to issue more than such 19.99% (the “Conversion Cap”). The Conversion Cap will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The Series A Preferred Stock is automatically convertible into shares of Common Stock, based on an initial conversion ratio of 1:10, as adjusted in accordance with the Certificate of Designation, upon receipt of the approval of the Company’s stockholders.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 18, 2020, the Company issued a press release regarding the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

99.1	Press Release dated March 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer

Date: March 18, 2020